Exhibit 24
POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Andrew Wright and his successor as Secretary of Marriott International, Inc. (the "Company"), Rena Hozore Reiss and her successor as the Company's General Counsel, Stephanie Carrick and her successor as the Company's Senior Vice President and Associate General Counsel, and Lauren Smith as the Company's Vice President and Senior Counsel, or either of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1) obtain credentials (including codes or passwords) enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the
  "SEC"), including as necessary to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other document necessary or appropriate to obtain codes or passwords enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system of reports required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation of the SEC;

(2) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the Company, Forms 3, 4, and 5 in accordance with Section 16(a)
  of the Securities Exchange Act of 1934 and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5) take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
	The undersigned hereby grants to each such attorney-in-fact, acting individually, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company's Secretary.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August 2025.

							Signature:     /s/Jennifer Mason
							Print Name: Jennifer Mason